                                                         Exhibit 99.24(b)(10)(d)

                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in the Statement of Additional Information and to the use of our report dated March 12, 2004 with respect to the financial statements of Southern Farm Bureau Life Variable Account in Post-Effective Amendment No. 5 to the Registration Statement (Form N-4 No. 333-79865) and related Prospectus of Southern Farm Bureau Life Variable Account (Individual Flexible Premium Deferred Variable Annuity Contract) dated May 1, 2004.

                                           /s/ Ernst & Young LLP


Des Moines, Iowa
April 26, 2004